Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-256049 and 333-256050) and in the Registration Statements on Form S-8 (Nos. 333-238890, 333-238891 and 333-254675) of APi Group Corporation of our report dated June 30, 2021 relating to the financial statements of Chubb Fire & Security Group, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Hallandale Beach, Florida

September 13, 2021